EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the registration statements (No.333-107447 and 333-43884) on Form S-8 of IQ Biometrix, Inc. of our report dated September 30, 2003, which report appears in the June 30, 2003 annual report on Form 10-KSB of IQ Biometrix, Inc.




/s/Malone & Bailey, PLLC
Houston, Texas

October 14, 2003